Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

BASIS OF PRESENTATION

The following unaudited pro forma consolidated financial data for Frequency Electronics, Inc. (“FEI”) is based on FEI’s historical financial statements adjusted to reflect the acquisition of Elcom Technologies, Inc. (“Elcom”). The unaudited pro forma consolidated statement of operations is presented for the year ended April 30, 2011 and for the nine months ended January 31, 2012. The results of operations for Elcom are for the twelve-month period ended March 31, 2011 and for the nine-month period ended December 31, 2011, which correspond to Elcom’s historical period ends. The full year pro forma statement of operations reflects the Elcom acquisition as if it had occurred on May 1, 2010 while the nine-month pro forma statement of operations reflects the acquisition as if it had occurred on May 1, 2011. The unaudited pro forma consolidated balance sheet reflects the Elcom acquisition as if it had occurred on January 31, 2012 and uses the December 31, 2011 consolidated balance sheet of Elcom.

The Elcom acquisition was consummated pursuant to the terms of a stock purchase agreement dated as of February 21, 2012. Under the terms of the agreement, the Company paid an aggregate of $5,127,852 which included repayment of $910,107 to other former Elcom shareholders under one of the shareholder loans of which FEI was also a participant. In addition, the Company paid an aggregate of $317,250 to certain creditors of Elcom which were obligated to be paid under the terms of the stock purchase agreement. The balance of $3,900,495 was paid to the sellers in exchange for the shares of capital stock of Elcom (and all options or warrants to purchase such capital stock) owned by them in accordance with the preferences and priorities associated with such shares of capital stock.

During the period from December 2006 to the date of acquisition of the remaining shares of Elcom, FEI owned approximately 25% of Elcom’s outstanding shares. The Company had accounted for this investment on the equity method of accounting, recognizing FEI’s proportionate share of Elcom’s net profits or losses. In addition, based on periodic assessments of Elcom’s market value, FEI recorded impairment charges against both its investment in Elcom and in a note receivable from Elcom. These reduced values form the starting basis for its investment in Elcom which is as follows:

New investment value of Elcom:
Book value of Elcom investment on February 20, 2012	$456,753
Book value of notes receivable from Elcom, plus accrued interest through February 20, 2012	1,676,840
Aggregate cash paid under terms of stock purchase agreement	5,127,852
New value of Elcom investment	$7,261,445

The purchase price will be allocated as follows:
Net assets acquired	$3,012,875
Allocation to tangible assets	1,650,000
Allocation to intangible assets	2,598,570
$7,261,445

The allocation to tangible and intangible assets is based on a preliminary valuation of Elcom’s tangible and intangible assets. Actual results, which are not expected to differ materially from this pro forma presentation, will be reported in FEI’s consolidated financial statements upon completion of the valuation process. The tangible assets consist of Elcom’s machinery and equipment used in its production and development processes and will be depreciated over a period of 7 years. Included in intangible assets is the value of Elcom’s ISO 9000 certification in the amount of $275,000. This amount will be amortized over a 3-year period. The remaining long-lived intangible asset of $2,323,570 consists of the expertise and know-how of Elcom’s engineering and technical staff which is included in goodwill. This amount will not be amortized into operations, however, the Company will annually evaluate this asset for potential impairment.

The pro forma adjustments detailed in the following pro forma financial data are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the historical audited and unaudited financial statements and related notes of Frequency Electronics, Inc. as filed with the Securities and Exchange Commission and the historical audited consolidated financial statements and related notes of Elcom Technologies, Inc., as presented in Exhibit 99.1 to the Form 8-K/A of which this Exhibit 99.2 is a part. The pro forma financial data has been prepared for illustrative purposes only and does not purport to present what actual results of operations or actual financial position would have been if the transaction described above in fact occurred on such dates or to project the results of operations or financial position for any future period or date.

Unaudited Pro Forma Consolidated Balance Sheets

____________January 31, 2012______________

	Frequency	Company acquired subsequent
	Electronics	to January 31, 2012
	Historical	Historical	Adjustment		Pro Forma
	(In thousands except share data)

ASSETS:
Current assets:
Cash and cash equivalents	$4,548	$585	$(1,128	)a	$4,005
Marketable securities	18,077	-			18,077
Accounts receivable and costs and estimated earnings in excess of billing, net	15,095	1,164			16,259
Inventories	31,072	3,090			34,162
Deferred income taxes	2,574	-			2,574
Prepaid income taxes, expenses and other	1,448	58			1,506
Total current assets	72,814	4,897	(1,128)		76,583
Property, plant and equipment, at cost, less accumulated depreciation and amortization	6,623	598	1,650	b	8,871
Deferred income taxes	750	-			750
Goodwill and other intangible assets	218	-	2,599	b	2,817
Assets held in trust	9,893	-			9,893
Investment in and loans receivable from affiliates	3,012	-	5,066	c	817
			(7,261	)g
Other assets	817	190			1,007
Total assets	$94,127	$5,685	$926		$100,738
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Short-term credit obligations	$2,581	$185	$4,000	a	$6,766
Shareholder loans payable	-	2,795	(2,795	)d	-
Accounts payable - trade	1,170	510	-		1,680
Accrued liabilities	5,182	1,334	492	e	7,008
Total current liabilities	8,933	4,824	1,697		15,454
Capital lease obligation- noncurrent	-	90			90
Deferred compensation	10,126	-			10,126
Deferred rent and other liabilities	712	-			712
Total liabilities	19,771	4,914	1,697		26,382
Commitments and contingencies
Stockholders' equity:
Preferred stock - $1.00 par value	-	10	(10	)g	-
Common stock - $1.00 par value, issued 9,163,940 shares	9,164	8	(8	)g	9,164
Additional paid-in capital	50,542	11,722	6,490	f	50,542
			(18,212	)g
Retained earnings	14,480	(10,969)	10,969	g	14,480
	74,186	771	(771)		74,186
Other stockholders’ equity	170	-			170
Total stockholders' equity	74,356	771	(771)		74,356
Total liabilities and stockholders' equity	$94,127	$5,685	$926		$100,738

NOTES and Assumptions

a-	Cash paid plus draw from credit line for Elcom acquisition.
b-	Allocation of purchase price to tangible and intangible assets
c-	Increase investment in Elcom for purchase transaction
d-	Repay shareholder loans
e-	Accrue payments to other Elcom shareholders and transaction-related fees
f-	Increase Elcom’s stockholder’s equity to match FEI investment in Elcom
g-	Eliminate pre-acquisition Elcom equity accounts.

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

Nine Months Ended January 31, 2012

	Frequency	Company acquired subsequent
	Electronics	to January 31, 2012
	Historical	Historical	Adjustment		Pro Forma
	(In thousands except per share data)

Revenues	$46,442	$6,878	$(21	)A	$53,299

			(21	)A
Cost of revenues	27,970	5,198	177	B	33,324
Gross margin	18,472	1,680	(177)		19,975
Selling and administrative expenses	10,017	1,847	69	C	11,933
Research and development expense	2,954	714			3,668
Operating profit	5,501	(881)	(246)		4,374

Other income (expense):
Investment income	473	2	(75	)D	400
Equity loss and impairment charge	(801)	-	801	E	-
Transaction costs	(109)		(116	)F	(225)
Interest expense	(77)	(191)	132	G	(190)
			(54	)H
Other expense, net	(23)	(282)			(305)
Income before provision for income taxes	4,964	(1,352)	442		4,054
Provision for income taxes	1,770	5	(273	)I	1,502
Net income	$3,194	$(1,357)	$715		$2,552

Net income per common share
Basic	$0.38	$(0.16)			$0.31
Diluted	$0.37	$(0.16)			$0.30

Weighted average shares outstanding
Basic	8,320	8,320			8,320
Diluted	8,538	8,538			8,538

NOTES and Assumptions

A-	Eliminate intercompany sales and purchases
B-	Depreciation on stepped up value of fixed assets
C-	Amortization of intangible asset over 3 years
D-	Reverse interest earned on notes receivable from Elcom
E-	Reverse equity loss and impairment charge on Elcom investment
F-	Acquisition-related transaction costs incurred subsequent to balance sheet date.
G-	Reverse interest paid on shareholder notes assumed to be retired as of May 1, 2011.
H-	Interest on borrowings under credit line from May 1, 2011.
I-	Tax effect at US-source income tax rate, including impact of Elcom pre-tax loss.

Unaudited Pro Forma Consolidated STATEMENT OF OPERATIONS

Year Ended April 30, 2011

	Frequency	Company acquired subsequent
	Electronics	to April 30, 2011
	Historical	Historical	Adjustment		Pro Forma
	(In thousands except per share data)

Revenues	$53,223	$10,575	$(450	)A	$63,348

			(450	)A
Cost of revenues	33,254	6,731	235	B	39,770
Gross margin	19,969	3,844	(235)		23,578
Selling and administrative expenses	11,398	2,430	92	C	13,920
Research and development expense	5,081	1,400			6,481
Operating profit	3,490	14	(327)		3,177

Other income (expense):
Investment income	395	6	(90	)D	311
Equity loss	(68)	-	68	E	-
Transaction costs	-		(225	)F	(225)
Interest expense	(118)	(260)	168	G	(282)
			(72	)H
Other expense, net	(104)	(2)			(106)
Income before provision for income taxes	3,595	(242)	(478)		2,875
Provision for income taxes	(2,420)	1	(216	)I	(2,635)
Net income	$6,015	$(243)	$(262)		$5,510

Net income per common share
Basic	$0.73	$(0.03)			$0.67
Diluted	$0.72	$(0.03)			$0.65

Weighted average shares outstanding
Basic	8,259	8,259			8,259
Diluted	8,363	8,363			8,363

NOTES and Assumptions

A-	Eliminate intercompany sales and purchases
B-	Depreciation on stepped up value of fixed assets
C-	Amortization of intangible asset over 3 years
D-	Reverse interest earned on notes receivable from Elcom
E-	Reverse equity loss on Elcom investment
F-	Acquisition-related transaction costs incurred subsequent to balance sheet date.
G-	Reverse interest paid on shareholder notes assumed to be retired as of May 1, 2010.
H-	Interest on borrowings under credit line from May 1, 2010.
I-	Tax effect at US-source income tax rate, including impact of Elcom pre-tax loss.

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